EXHIBIT 23.1

                         Consent of Seward & Kissel LLP

     We hereby consent to each reference to us and the discussions of advice provided by us under the headings "Tax Considerations--United States Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement on Form F-1 of Ultrapetrol (Bahamas) Limited. (the "Registration Statement"), without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement.

                                                    /s/ Seward & Kissel LLP
                                                    -----------------------


                                                        New York, New York
                                                        March 29, 2006